REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
IM Ready-Made, LLC

We have audited the accompanying statements of assets to be acquired and liabilities to be assumed of IM Licensing Business (the “Business) of IM Ready-Made, LLC as of December 31, 2010 and 2009, and the related statements of revenues and direct expenses for each of the years in the two-year period ended December 31, 2010. These financial statements are the responsibility of the management of IM Ready-Made, LLC. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the Business’s assets and liabilities.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the IM Licensing Business of IM Ready-Made, LLC as of December 31, 2010 and 2009, and its revenues and direct expenses for each of the years in the two-year period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
July 13, 2011

STATEMENTS OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED

	June 30,
	2011	December 31,	December 31,
	(Unaudited)	2010	2009
Assets to be Acquired
Property and equipment, net of accumulated depreciation of $1,441,000, $1,301,000, $1,019,000 and $762,000, respectively	$1,294,000	$1,435,000	$1,648,000

Total Assets to be Acquired	$1,294,000	$1,435,000	$1,648,000

Commitments and Contingencies

Liabilities to be Assumed
Current Liabilities
Liabilities assumed, vendor payable	$1,500,000	$1,500,000	$-
Settlement payable
Total current liabilities to be Assumed	$1,500,000	$1,500,000	$-

Total Liabilities to be Assumed	$1,500,000	$1,500,000	$-

STATEMENT OF REVENUES AND DIRECT EXPENSES

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2011	2010	2010	2009
	(Unaudited)

Revenues	$5,789,000	$3,522,000	$9,796,000	$7,639,000

Direct expenses

Operating and administrative	2,810,000	2,065,000	4,443,000	2,377,000

Depreciation and amortization	141,000	140,000	281,000	257,000

Total direct expenses	2,951,000	2,205,000	4,724,000	2,634,000

Excess of revenues over direct expenses	$2,838,000	$1,317,000	$5,072,000	$5,005,000

Notes to the Financial Statements

1.	Overview and Basis of Presentation

Overview

On May 19, 2011, Xcel Brands, Inc. (“Xcel”) entered into an Asset Purchase Agreement with IM Ready-Made, LLC, and as amended on July 28, 2011, pursuant to which Xcel will acquire certain assets and assume certain liabilities of the IM Licensing Business (the “License Business”) of IM Ready-Made, LLC. The License Business is primarily engaged in licensing and managing the Isaac Mizrahi brand.

Basis of Presentation

The accompanying statements present the assets to be acquired and liabilities to be assumed of the License Business, and its revenues and direct expenses accounted for in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and derived from the accounting records of IM Ready-Made, LLC.

These financial statements have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission.  Statements  of assets to be acquired and liabilities to be assumed and statements of revenues and direct expenses have been included in this report in lieu of full financial statements because the preparation of full financial statements was determined to be impracticable as it would have required significant assumptions that cannot be substantiated. Full financial statements for the License Business have never been prepared and IM Ready-Made, LLC did not maintain separate books, records and accounts necessary to present full financial statements for the License Business. Accordingly, The License Business is not a separate legal entity and thus is not necessarily indicative of the results of operations that would have occurred if the License Business had been operated as a separate entity.

Statement of Assets to be Acquired and Liabilities to be Assumed

The assets and liabilities in the accompanying statements of assets to be acquired and liabilities to be assumed include only those assets to be sold and liabilities transferred to the License Business pursuant to the Asset Purchase Agreement.

Statement of Revenues and Direct Expenses

The statement of revenues and direct expenses includes direct costs of production, marketing and distribution, including selling and direct overhead, depreciation and amortization, and an allocation of direct expenses and general and administrative expenses incurred by IM Ready-Made, LLC on behalf of the License Business, but omits interest expense and income taxes.  These costs may not be indicative of future costs to be incurred by the License Business on a stand-alone basis.

Cash Flow Data

All cash flow requirements for the License Business were funded by IM Ready-Made, LLC, and cash management functions were not performed at the Licensing Business level.    Therefore, a statement of cash flows, including cash flows from operating, investment and financing activities, is not presented as the License Business did not maintain a separate cash account and it is not possible to determine the cash flows directly attributable to the License Business.

2.	Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The interim financial information as of June 30, 2011 and for the six months ended June 30, 2011 and June 30, 2010 is unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited financial information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the assets, generally 5 to 7 years for furniture and equipment.  Leasehold improvements are amortized over the shorter of the economic useful life of the improvement or the lease period. Maintenance and repairs are charged to operations, while betterments and improvements are capitalized.

Impairment of Long-Lived Assets

The Company on behalf of the Licensing Business reviews long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If the assets are impaired, the impairment recognized is measured by the amount by which the carrying amount exceeds the estimated fair value of the assets.

Revenue Recognition

The Licensing Business earns royalty revenues by exploiting intangible assets to third parties, commonly referred to as “licenses”.  Royalties are derived from wholesale and/or retail product sales generated by third-party licensees. Revenues and income earned from license agreements are determined by the greater of (i) the product contracted royalty rates and product sales or (ii) guaranteed minimum royalties, if applicable.  The Licensing Business recognizes revenues from licensees whose sales exceed contractual minimums when its licenses are sold or sales are reported for these licensed products. For licensees whose sales do not exceed contractual sales minimums, the Licensing Business recognizes licensing revenues ratably based on contractual minimums.

2.	Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

In addition to royalty revenues, the Licensing Business receives design service fees for services provided to licensees, separate and in addition to royalties.  Design service fees are recorded and recognized in accordance with the terms and conditions of each design fee contract. This includes recording on a straight-line basis each base fee as stated in each design fee service contract, and recognizing additional payments in the period that it applies.

Rent expense

Rent is charged to operations by amortizing the minimum rent payments over the term of the lease, using the straight-line method.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3.	Fixed Assets

At December 31, 2010, 2009 and 2008, property and equipment is comprised of the following:

	2010	2009	2008

Furniture and fixtures	42,000	42,000	26,000
Computer equipment and software	30,000	30,000	-
Leasehold improvements	2,664,000	2,595,000	2,540,000

	2,736,000	2,667,000	2,566,000
Less accumulated depreciation and amortization,	(1,301,000)	(1,019,000)	(762,000)
Total	$1,435,000	$1,648,000	$1,804,000

4.	Commitments and Contingencies

The Licensing Business has a non-cancelable operating lease agreement for its office facility. A summary of the lease commitments under the non-cancelable lease for years ending subsequent to December 31, 2010, are approximately as follows:

Year Ending December 31:
2011	$512,000
2012	527,000
2013	543,000
2014	578,000
2015	595,000
Thereafter	306,000
$3,061,000

The lease requires the Licensing business to pay additional rents by virtue of increases in the base taxes on the property.  Additional rents have not been material.  Rent expense for the Licensing Business was approximately $525,000, $503,000 and $494,000 for the years ended December 31, 2010, 2009 and 2008 respectively, and approximately $260,000 and $265,000 for the six month periods ending June 30, 2011 and 2010, respectively.

As of December 31, 2010, the Licensing Business has no outstanding purchase commitments with any equipment vendors.

Earthbound, LLC – IM Ready Made, LLC Service Agreement
Earthbound, LLC (“Earthbound”) entered into a service agreement with Laugh Club, Inc. (‘Laugh Club”) on November 6, 2001 whereby Laugh Club engaged Earthbound to provide brand management and design services for mass-merchandised retail products. for the Isaac Mizrahi Business (the “Earthbound Agreement”).  Isaac Mizrahi, individual, is the controlling member and manager of Laugh Club and IM Ready-Made, LLC.  On September 3, 2002, Laugh Club assigned all of the rights and obligations in the Earthbound Agreement to IM Ready. Earthbound has no common ownership, direct or indirect, with either IM Ready or Laugh Club.  The Earthbound Agreement expires December 31, 2014, however certain beneficial rights extend beyond the expiration date to Earthbound for as long as IM Ready receives revenues procured by Earthbound.

Earthbound, IM Ready-Made, LLC and Xcel have entered into a settlement and termination agreement of the Earthbound Agreement on August 16, 2011 (the “Termination Agreement”), subject to the close of the Asset Purchase Agreement.  Upon the execution of the Termination Agreement, Earthbound shall receive from IM Ready $600,000 in cash and an additional $1,500,000 payable over the next 5 years from Xcel .  In consideration of this Termination Agreement, Earthbound shall contribute to Xcel certain intellectual property, design and product archives and equipment and cash in exchange for a minority interest of Xcel’s common stock.  Earthbound will have no further obligation to provide services to the surviving entity.

4.	Commitments and Contingencies (continued)

IPX Capital, LLC – IM Ready-Made, LLC Advisory Service Agreement
IPX Capital, LLC (“IPX”) and IM Ready-Made, LLC entered into an Advisory Service Agreement dated November 16, 2010 whereby IPX provided various advisory and consulting services to IM Ready-Made, LLC including conducting an operational review of IM Ready-Made, LLC, reviewing strategic alternatives for IM Ready-Made, LLC’s business including the potential to complete a transaction with Xcel, developing and preparing a brand positioning presentation including brand architecture strategy, conducting a review of the “IsaacMizrahiLIVE” and “Liz Claiborne New York” businesses on QVC and the related agreements, and conducting a due diligence review of Company’s retail and couture operations and making  restructuring recommendations on such retail and couture operations.  IPX’s service fees under the Advisory Service Agreement are based on its actual hourly billing rates, with a cap of $500,000.  IPX’s aggregate hourly billing to date is in excess of $500,000, resulting in a final amount due to IPX from IM Ready-Made, LLC of $500,000. The fees are contingent upon and payable to IPX by IM Ready-Made, LLC only upon IM Ready-Made, LLC closing on a financing, re-capitalization, or sale of all or a portion of its assets.

5.	Significant Contracts

Liz Claiborne
The Licensing business has a design service agreement with Liz Claiborne, Inc (“LC”) (the “LC Agreement”).  LC manufactures, promote, markets, designs, and distributes Liz Claiborne products, which includes the use of Isaac Mizrahi’s name as designer.  LC pays to the Licensing Business a base fee plus a bonus fee based on operating performance.  Isaac Mizrahi, the controlling Member of IM Ready-Made, LLC is a party to this agreement.  The Licensing Business commenced services under the LC Agreement January 2008 and was terminated and replaced with a new agreement October 2009.  The revenue recognized by the Licensing Business was $0 for the year ended December 31, 2010, and $6,623,000 and $4,100,000 for the years ended December 31, 2009 and 2008, respectively. For the six months ended June 30, 2011 and 2010, Liz Claiborne accounted for zero revenues, by virtue of the contract was terminated October 2009 and replaced with the Liz QVC Agreement (see section below).

QVC
The Licensing Business has a licensing and design agreement with QVC, Inc, (“QVC”) a subsidiary of Liberty Interactive, Inc (LINTA) (the “QVC Agreement”).  QVC promote, markets, designs, and distributes Isaac Mizrahi Live products (or other derivative licensed products) through various means and media.  QVC pays to the Licensing Business a royalty based on the greater, of (i) 10% of retail sales or (ii) guaranteed minimum payments.  Isaac Mizrahi, the controlling Member of IM Ready-Made, LLC is a party to this agreement and is required to make certain minimum media appearances on behalf of QVC.  The QVC Agreement commenced design activity in 2010 and the term expires September 2015.

The revenue recognized by the Licensing Business was $4,492,000 for the year ended December 31, 2010, and $0 for the years ended December 31, 2009 and 2008.  For the six months ended June 30, 2011 and 2010, QVC accounted for $3,650,000 and $850,000 of the Licensing Business revenues, respectively.

5.	Significant Contracts (continued)

Liz Claiborne/QVC
The Licensing Business has a 3-party arrangement with QVC and LC.  This includes a design service agreement with Liz Claiborne, Inc (“LC”) (the “LC Agreement 2”) whereby the Licensing Business provides design services to LC and permits the use of Isaac Mizrahi’s name as designer.  The Licensing business has an agreement with QVC to provide design services for the Liz Claiborne New York line (“LC-Design”).  LC and QVC have entered into a license agreement for the design and distribution of product developed by QVC, LC and Isaac Mizrahi, exclusively to be sold through QVC (“Liz-QVC”).   These agreements shall collectively be referred to as the LC/QVC agreements (“LC/QVC”).  Isaac Mizrahi is a party each of these agreements.  LC pays to the Licensing Business 25% of the royalty revenue it receives from QVC.  QVC pays to the Licensing Business a base design fee of $1.1 million per annum.  The LC-Design agreement commenced December 2009 and is in effect so as long as the Liz-QVC agreement is in effect.  The LC Agreement 2 agreement commenced December 2009 and runs through July 2013.    The revenues relating to LC/QVC recognized by the Licensing Business was $3,823,000 and $727,000 for the years ended December 31, 2010 and 2009, respectively, and $0 for the year ended December 31, 2008.  For the six months ended June 30, 2011 and 2010, Liz Claiborne/QVC accounted for $2,124,000 and $1,766,000 of the Licensing Business revenues, respectively.

Target Stores
The Licensing Business, prior to 2008, had a licensing agreement with Target Stores, a division of Target Corporation providing Target Stores with an exclusive right to sell Isaac Mizrahi branded product.  At the end of the first term of this agreement, the Licensing Business elected not to renew the agreement with Target Stores and entered into a termination agreement with Target Stores on January 15, 2008.  Target was permitted to continue to sell Isaac Mizrahi branded products through September 30, 2008, that included an additional sell-off period that extended into early 2009.  The revenue recognized by the Licensing Business was $0 for the year ended December 31, 2010, and $270,000 and $3,720,000 for the years ended December 31, 2009 and 2008, respectively.

6.	Concentration

Liz Claiborne
Liz Claiborne accounted for $3,823,000, $7,350,000 and $4,405,000 or 39%, 96% and 54% of the Licensing Businesses revenues for the years ended December 31, 2010, 2009 and 2008, respectively.   For the six months ended June 30, 2011 and June 30, 2010, Liz Claiborne accounted for total revenues of $2,123,000 and $1,766,000 or 37% and 50%, respectively.

QVC
The Licensing Business relies on QVC directly and indirectly for a majority of its revenue.  This includes all of the revenue recognized from the QVC and from LC/QVC.  The royalty income the Licensing Business receives from LC in accordance with LC Agreement 2 is dependent on QVC.  The combined revenue recognized by the Licensing Business, dependent on QVC, was $5,968,000 for the year ended December 31, 2010. This revenue accounts for 61% of all revenue for the year ended December 31, 2010 and $4,600,000 and $1,443,000 or 79% and 41% for the six months ended June 30, 2011 and 2010, respectively.  (See Note 5 for details).

6.	Concentration (continued)

Target Stores
Target Stores accounted $3,720,000 or 46% of the Licensing Businesses revenues for 2008.   Target Stores accounted for less than 4% of revenues for 2009 and zero revenues thereafter. See Note 5 for details.

7.	Settlement

The Licensing Business entered into a licensing agreement with a licensee to distribute Isaac Mizrahi product in Canada (the “Canadian Licensee”).  The License Business and the Canadian Licensee brought action against one another in 2008.  The Licensing Business claims were based on failure to pay royalties and the Canadian Licensee filed claims based on a lack of design support.  The parties reached a full settlement in July 2009 whereby the Licensing Business would remit $250,000 settlement payment to the Canadian Licensee, of which is accrued for as of December 31, 2008.  The settlement amount was paid August 2009.

8.	Subsequent Events

Management has performed an evaluation of subsequent events through September 16, 2011, the date of issuance of the financial statements, noting the following material events:

Asset Purchase Agreement
On May 19, 2011 and amended on July 28, 2011, IM Ready-made, LLC (the “Seller’) entered into an Asset Purchase Agreement with Xcel Brands, Inc and IM Brands, LLC (collectively the “Buyers”) selling to the Buyers substantially all of the assets and liabilities of the Licensing Business.  The Seller will be receiving a combination of cash, stock of Xcel (or its assigns) and a Seller’s Note aggregating $31.346 million.  The sale is expected to close in September 2011.  The Sale shall be contingent on (i) the Buyer securing adequate financing to close the transaction, (ii) an amendment of the current QVC Agreement, (iii) amendment of the current LC Agreement 2 and (iv) the termination of the service contract with Earthbound, LLC.